FORM 10f-3
Registered Domestic Securities and Government Securities
FUND: Strategic Global Income Fund Inc.
Name of Adviser or Sub-Adviser:  UBS Global Asset Management (Americas) Inc.
1.  Issuer:  Citigroup Inc. 6.3% due Perpetual 05/15/2024
2.  Date of Purchase:  04/23/2014  3.  Date offering commenced: 04/23/2014
4.  Underwriter(s) from whom purchased:   Citigroup Global Markets
5.  “Affiliated Underwriter" managing or participating in syndicate:
UBS Investment Bank
6.  Aggregate principal amount or number of shares purchased:$20,000,000 firmwide
7.  Aggregate principal amount or total number of shares of offering:  $1,750,000,000
8.  Purchase price (net of fees and expenses):$100
9.  Initial public offering price:  $100
10.  Commission, spread or profit:  _1.5________%              $____________
11.  Have the following conditions been satisfied?
YES
NO
a. The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16) of the 1940 Act).
b. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
c. The securities were purchased at a price not more than the price paid by each other purchaser in the offering.
d. The underwriting was a firm commitment underwriting.

X_____

X______

X______

X______

_______

_______

_______

_______

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.

X______

_______
f. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.

X______

_______
g. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.

X_______

_______
h. No Affiliated Underwriter benefited directly or indirectly from the purchase.

X_______

_______
Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, “Affiliated Underwriter” is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.
Approved:   _/s/ Branimir Petranovic_____________   Date: 4/24/2014__
Print Name:   Mr. Branimir Petranovic

FORM 10f-3
Registered Domestic Securities and Government Securities
FUND: Strategic Global Income Fund Inc.
Name of Adviser or Sub-Adviser:  UBS Global Asset Management (Americas) Inc.
1.  Issuer:  HSBC Holdings PLC 6.375% Perpetual Call 09/17/2024
2.  Date of Purchase:  09/10/2014  3.  Date offering commenced: 09/10/2014
4.  Underwriter(s) from whom purchased:   HSBC
5.  “Affiliated Underwriter" managing or participating in syndicate:
UBS Investment Bank
6.  Aggregate principal amount or number of shares purchased:$2,000,000 firmwide
7.  Aggregate principal amount or total number of shares of offering:  $2,250,000,000
8.  Purchase price (net of fees and expenses):$100
9.  Initial public offering price:  $100
10.  Commission, spread or profit:  _1.0________%              $____________
11.  Have the following conditions been satisfied?
YES
NO
a. The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16) of the 1940 Act).
b. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
c. The securities were purchased at a price not more than the price paid by each other purchaser in the offering.
d. The underwriting was a firm commitment underwriting.

X_____

X______

X______

X______

_______

_______

_______

_______

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.

X______

_______
f. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.

X______

_______
g. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.

X_______

_______
h. No Affiliated Underwriter benefited directly or indirectly from the purchase.

X_______

_______
Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, “Affiliated Underwriter” is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.
Approved:   _/s/ Branimir Petranovic ___  Date: 9/15/2014__
Print Name:   Branimir Petranovic II